UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 10, 2010

Date of Earliest Event Reported:  November 4, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2010, Mountain Trace Nursing ADK, LLC, a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”) entered a Purchase Agreement with 417 Mountain Trace, LLC, a Delaware limited liability company, to acquire the assets of Mountain Trace Nursing & Rehab Center, a 106 bed skilled nursing facility located in Sylva, North Carolina.  The purchase price is $6,100,000 with an anticipated closing date of November 30, 2010.  The Company may extend the closing date to December 30, 2010, upon written notice to seller and upon payment of an additional $50,000 earnest money deposit.  The Company paid a $200,000 earnest money deposit upon signing the purchase agreement.

If the Company terminates the purchase agreement because of seller’s failure to satisfy certain conditions of the purchase agreement, the earnest money will be returned to the Company.  Conversely, if the Company fails to complete the purchase for reasons other than the defined conditions within the purchase agreement, then the seller will retain the earnest money.  Upon closing of the purchase, the earnest money will be applied against the purchase price.

Item 8.01 Other Matters

On November 8, 2010, the Company issued a press release announcing their entry into the purchase agreement described under Item 1.01 above.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description of Exhibit
99.1	Purchase Agreement with 417 Mountain Trace, LLC
99.2	Press Release dated November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  November 10, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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